UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
TRUSTEE PURSUANT TO SECTION 305(b)(2)  [___]

Computershare Trust Company, National Association
(Exact name of trustee as specified in its charter)

A National Banking Association	04-3401714
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification Number)

250 Royall Street, Canton, MA	02021
(Address of principal executive offices)	(Zip Code)

John Wahl, Trust Officer
350 Indiana St., Suite 750, Golden, Colorado 80401
(303) 262-0707
(Name, address and telephone number of agent for service)

BAYTEX ENERGY CORP.
 (Exact name of obligor as specified in its charter)

Alberta, Canada	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Centennial Place, East Tower	T2P 0R3
2800, 520- 3rd Avenue S.W.
Calgary, Alberta, Canada
(Address of principal executive offices)	(Zip Code)

Debt Securities
(Title of the indenture securities, under the U.S. Indenture)

Item 1.	General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
340 Madison Avenue, 4th Floor
New York, NY  10017-2613

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with the obligor. If the obligor is an affiliate of the trustee, describe such affiliation.

None.

Item 16.	List of exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

1.           A copy of the articles of association of the trustee.  (See Exhibit 1 to Form T-1 filed with Registration Statement No. 333-179383)

2.           A copy of the certificate of authority of the trustee to commence business. (See Exhibit 2 to Form T-1 filed with Registration Statement No. 333-179383)

3.           See Exhibits 1 and 2 above.

4.           A copy of the existing by-laws of the trustee, as now in effect.  (See Exhibit 4 to Form T-1 filed with Registration Statement No. 333-179383)

6.           The consents of United States institutional trustees required by Section 321(b) of the Act.  (See Exhibit 6 to Form T-1 filed with Registration Statement No. 333-179383)

7.           A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Computershare Trust Company, National Association, a national banking association, organized and existing under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Golden, and State of Colorado, on the 14th day of October, 2013.

Computershare Trust Company, National Association

By: /s/ John Wahl
       John Wahl
       Trust Officer

EXHIBIT 7

Consolidated Report of Condition of

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION

250 Royall Street, Canton, MA 02021
at the close of business June 30, 2013.

ASSETS	Dollar Amounts In Thousands

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency
and coin	-0-
Interest-bearing balances	-0-
Securities:
Held-to-maturity securities	-0-
Available-for-sale securities	16,853
Federal funds sold and securities purchased
under agreements to resell:
Federal funds sold in domestic offices	-0-
Securities purchased under agreements to
resell	-0-
Loans and lease financing receivables:
Loans and leases held for sale	-0-
Loans and leases, net of unearned
income.	-0-
LESS: Allowance for loan and
lease losses	-0-
Loans and leases, net of unearned
income and allowance	-0-
Trading assets	-0-
Premises and fixed assets (including
capitalized leases)	-0-
Other real estate owned	-0-
Investments in unconsolidated subsidiaries
and associated companies	-0-
Direct and indirect investments in real estate
ventures	-0-
Intangible assets:
Goodwill	7,756
Other intangible assets	-0-
Other assets	6,591
Total assets	31,200

LIABILITIES
Deposits:
In domestic offices	-0-
Noninterest-bearing	-0-
Interest-bearing	-0-
Federal funds purchased and securities sold
under agreements to repurchase:
Federal funds purchased in domestic
offices	-0-
Securities sold under agreements to
repurchase	-0-
Trading liabilities	-0-
Other borrowed money:
(includes mortgage indebtedness and
obligations under capitalized leases)	-0-
Not applicable
Not applicable
Subordinated notes and debentures	-0-
Other liabilities	1,544
Total liabilities	1,544

EQUITY CAPITAL
Perpetual preferred stock and related
surplus	0
Common stock	500
Surplus (exclude all surplus related to
preferred stock)	17,011
Retained earnings.	12,115
Accumulated other comprehensive income	-0-
Other equity capital components	-0-
Total bank equity capital	29,656
Noncontrolling (minority) interests in
consolidated subsidiaries	-0-
Total equity capital	29,656
Total liabilities and equity capital	31,200

I, Robert G. Marshall, Assistant Controller of the above named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

/s/ Robert G. Marshall
Robert G. Marshall
Assistant Controller

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